EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

      As independent auditors, we hereby consent to the use of our report for Collection of Fine Properties, Inc., dated January 23, 1998, and to all references to our Firm included in or made part of this Registration Statement.


MORRISON, BROWN, ARGIZ AND COMPANY

Denver, Colorado
April 12, 1999